[KPMG PEAT MARWICK LETTERHEAD]                    Exhibit 23.2



                           INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statement Nos. 333-35724, 333-35722, 333-35720, 333-35718, 333-35716, 333-35732 and 333-35736
dated April 27, 2000; 333-95207 dated January 24, 2000; 333-85299, 333-85297,
333-85295, 333-85293, 333-85191, 333-85289, 333-85301, and 333-85303 dated
August 16, 1999; 333-67131, 333-67133 and 333-67135 dated November 12, 1998;
333-51647 dated May 1, 1998; 333-45491, 333-45493, 333-45495, 333-45507, and
333-45499 dated February 3, 1998; 333-45423 dated February 2, 1998; 333-12941,
333-12875, and 333-12939 dated September 27, 1996; and 333-17179 dated December
3, 1996 of BorgWarner Inc. (formerly Borg-Warner Automotive, Inc.) on Form S-8 of our report dated April 28, 1999 with respect to the consolidated balance sheets of NSK-Warner Kabushiki Kaisha as of March 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2000 which report appears in the Annual Report on Form 10-K/A of BorgWarner Inc. for the year ended December 31, 1999.

/s/ KPMG
------------------------
KPMG

Tokyo, Japan
June 26, 2000